 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021
______________________________________________________________________________________________________

WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in charter)
______________________________________________________________________________________________________

Delaware	001-31234	75-2969997
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

(214) 756-6900
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2021, Randy Bowman was appointed to the Board of Directors (the "Board") of Westwood Holdings Group, Inc. (“Westwood”), effective immediately.

Mr. Bowman is an accomplished businessperson who founded, presided over and co-owned a successful logistics company, MW Logistics, LLC ("MWL"), from 2001 until selling his interest in early 2017. Before MWL, Mr. Bowman spent 12 years as a corporate finance lawyer. On the civic side, Mr. Bowman recently launched AT LAST! (an urban boarding experience providing impoverished elementary students the same educational resources and tools during the home life of their day as enjoyed by middle class-to- affluent students) and chairs on the board of Impact Dallas Capital (a mezzanine fund supporting the Mayor's effort to increase investment in southern Dallas). Mr. Bowman has dedicated five years as a Chair and member of the board for the City of Dallas Employee Retirement Fund. Finally, Randy served as the Chair of the Parkland Foundation Board during the last five years of its successful campaign to raise the final funds necessary to build the new Parkland Hospital. Mr. Bowman holds a B.A. degree from the University of Texas, is a member of the Friar Society and Kappa Alpha Psi Fraternity, Incorporated. Mr. Bowman graduated magna cum laude from Whittier College School of Law, where he served as the Editor-in-Chief of the Law Review.

Mr. Bowman will receive compensation in accordance with Westwood's standard non-employee director compensation practices, which are summarized in Westwood's Proxy Statement on Schedule 14A under the heading "Director Compensation" filed with the Securities and Exchange Commission on March 5, 2021.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number                    Description

99.1                    Press Release dated May 3, 2021

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2021

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Murray Forbes III
Murray Forbes III
Chief Financial Officer and Treasurer